RENEWAL
                                 PROMISSORY NOTE
                                 ---------------
                            (VARIABLE RATE; SECURED)

$210,000.00                                                  Rochester, New York
                                                            Dated:  May 15, 1998
                                                                        --


     FOR VALUE RECEIVED, LOGISOFT CORP., a New York corporation with an office for the transaction of business located at 6605 Pittsford Palmyra Road, Fairport, New York 14450 (the "Borrower") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, with its principal office and place of business at 127 Public Square, Cleveland, Ohio 44114 (the "Bank") the principal sum of Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00) or so much thereof as may be advanced from time to time in accordance with the terms of this Note, with interest on the unpaid principal balance of such amount from the date of this Note or such advance, as the case may be, at the Interest Rate (hereinafter defined). This Note evidences a loan (the "Loan") made, or so much thereof as may be made, by the Bank to Borrower, in the principal amount hereof, and is secured by (a) a mortgage from Borrower to the Bank dated on even date herewith in the amount of $210,000.00 (the "Mortgage") which creates a first lien on certain real property located in the Town of Perinton, Monroe County, State of New York (the "Real Property"); (b) an assignment of rents and leases dated on even date herewith from Borrower to the Bank (the "Assignment") which will conditionally assign all rents and absolutely assign all leases applicable to the Real Property to the Bank; (c) the irrevocable, unconditional, guaranty of payment by Robert E. Lamy (the "Guarantor') of the Loan set forth in a guaranty of payment dated on even date herewith from the Guarantor to the Bank (the "Guaranty") and (d) such other security as may now or hereafter be given to the Bank by Borrower as collateral for the Loan (the Mortgage, the Security Agreement, the Financing Statements, the Assignment, the Guaranty, this Note and such other documents evidencing such other security which may hereafter be given as further security for, or in connection with, the Loan, being hereinafter collectively referred to as the "Loan Documents").

                                        I

                                   DEFINITIONS
                                   -----------

     Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:


     "CLOSING  DATE"  shall  mean  May  15,  1998.
      -------------

     "DEFAULT  INTEREST  RATE"  shall mean the interest rate applicable after an
      -----------------------
event of default or after maturity (whether by acceleration or otherwise), the principal of the Loan and the unpaid interest and fees thereon shall bear interest at a rate per annum equal to the greater of three percent (3%) in excess of the highest applicable interest rate provided for herein or sixteen percent (16%), except as limited by laws of the State of New York.

     "FIRST  LOAN  TERM" shall mean the period beginning on the Closing Date and
      -----------------
ending  on  June  1,  2003.

     "FIRST  INTEREST  ADJUSTMENT  DATE"  shall  mean  June  1,  2003.
      ---------------------------------

     "INITIAL FIXED RATE" shall mean seven and ninety-six one-hundredths percent
      ------------------
(7.96%)  per  annum.

     "MATURITY  DATE"  shall  mean  June  1,  2018.
      --------------

     "SECOND  INTEREST  ADJUSTMENT  DATE"  shall  mean  June  1,  2008.
      ----------------------------------

     "SECOND  LOAN  TERM"  shall mean the period beginning on the First Interest
      ------------------
Adjustment  Date  and  ending  on  the  Second  Interest  Adjustment  Date.

     "SECOND  FIXEDRATE" shall mean the floating rate of interest which is equal
      -----------------
to the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years plus two hundred and twenty five basis points (2.25%) as of one week prior to the First Interest Adjustment Date.

     "THIRD  INTEREST  ADJUSTMENT  DATE"  shall  mean  June  1,  2013.
      ---------------------------------

     "THIRD  LOAN  TERM"  shall mean the period beginning on the Second Interest
      -----------------
Adjustment  Date  and  ending  on  the  Third  Interest  Adjustment  Date.

     "THIRD  FIXED RATE" shall mean the floating rate of interest which is equal
      -----------------
to the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years plus two hundred and twenty five basis points (2.25 %) as of one week prior to the Second Interest Adjustment Date.

     "FOURTH LOAN  TERM"  shall  mean the period beginning on the Third Interest
      -----------------
Adjustment  Date  and  ending  on  the  Maturity  Date.

     "FOURTH FIXED RATE" shall mean the floating rate of interest which is equal
      -----------------
to the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years plus two hundred and twenty five basis points (2.25%) as of one week prior to the Third Interest Adjustment Date.

                                       II

                             COMPUTATION OF INTEREST
                             -----------------------

     Interest on the outstanding principal balance of this Note shall be computed on the basis of "a 360-day year for the actual number of days elapsed" (such phrase, as used throughout this Note, shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date of the first disbursement of the Loan or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date). Interest shall accrue until the Loan is paid in full.

                        PAYMENT OF PRINCIPAL AND INTEREST
                        ---------------------------------

     Interest shall accrue at the Initial Fixed Rate during the First Loan Term. On June 1, 1998, the Borrower shall make a payment of interest only at the Initial Fixed Rate. Commencing on July 1, 1998 and on the first day of each and every month thereafter to and including the First Intercst Adjustment Date, Borrower shall make constant equal monthly payments of principal and interest in the amount of One Thousand Seven Hundred Fifty One and 30/100 Dollars ($1,751.30) each.

     During the Second Loan Term, interest shall accrue at the Second Fixed Rate. Commencing on July 1, 2003 and on the first day of each and every month thereafter to and including the Second Interest Adjustment Date, Borrower shall make constant monthly payments of principal and interest in an amount sufficient to amortize the unpaid principal balance of the Loan in full over the remaining fifteen (15) years of the original twenty (20) year amortization.


     During the Third Loan Term, interest shall accrue at the Third Fixed Rate, Commencing on July 1, 2008 and on the first day of each month thereafter continuing to and including the Third Interest Adjustment Date, Borrower shall make constant monthly payments of principal and interest in an amount sufficient to amortize the unpaid principal balance of the Loan in full over the remaining ten (10) years of the original twenty (20) year amortization.

     During the Fourth Loan Term, interest shall accrue at the Fourth Fixed Rate. Commencing on July 1, 2013 and on the First day of each month thereafter continuing to and including the Maturity Date, Borrower shall make constant monthly payments of principal and interest in an amount sufficient to amortize the unpaid principal balance of the Loan in full over the remaining five (5) years of the original twenty (20) year amortization.

     At anytime during the Second, Third or Fourth Loan Term, the Bank, at its option, may adjust the amount of Borrower's constant monthly payments of principal and interest to an amount sufficient to amortize the unpaid principal balance of the Loan in full over the number of years remaining of the original twenty (20) year amortization.

     At any time during the term of this Loan, the Bank reserves the right to adjust the amount of Borrower's monthly principal and interest payment in accordance with changes in the Initial Fixed Rate, Second Fixed Rate, Third Fixed Rate or Fourth Fixed Rate.


                                       III

                               GENERAL CONDITIONS
                               ------------------

     (a)     METHOD OF PAYMENT.  All  payments under this Note are payable at 25
             -----------------
East Main Street, Rochester, New York 14614, or at such other place as the Bank shall notify Borrower in writing. The Bank reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be wired federal funds or other immediately available funds or to be paid at a place other than the above address. All payments under this Note will be made by automatic debit by the Bank to Borrower's account established with the Bank.

     (b)     APPLICATION  OF  PAYMENTS RECEIVED. Except as otherwise provided in
             ----------------------------------
this Note, payments received by the Bank on this Note may be applied by the Bank against any sums due and owing from Borrower in its sole discretion, including without limitation as follows:


          FIRST,  to  any  of  the  Bank's  fees, costs, and expenses, including
          -----
     unpaid Late Payment Charges or Prepayment Fee (each hereinbelow defined);

          SECOND,  to  accrued  and unpaid interest under this Note then due and
          ------
     owing;  and

          THIRD,  to  the  reduction  of  principal  of  this  Note.
          -----

     (c)     LATE  PAYMENT  CHARGES.  If  Borrower  fails  to  pay any amount of
             ----------------------
principal and/or interest on this Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, the Bank may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note, impose a late payment charge (the "Late Payment Charge") equal to the greater of five percent (5%) of the amount of such payment or Fifty Dollars ($50.00), but not more than One Thousand Dollars ($1,000.00). Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the Indebtedness secured by any of the Loan Documents. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating the Bank for the difficulty in computing the actual amount of damages incurred by the Bank as a result of the late payment by Borrower.

     (d)     PREPAYMENT. In the event the Bank receives proceeds of condemnation
             ----------
or insurance proceeds for application against the Loan, such prepayments and proceeds shall be applied to installments of principal in the inverse order of maturity and no prepayment fee shall be deducted from such condemnation or insurance proceeds.

     Borrower may prepay this Note in full or in part at any time without premium or penalty.

     All prepayments shall be applied to the reduction and payment in the inverse order of maturity.

     (e)     EVENTS  OF  DEFAULT.  The  occurrence  of  any  one  or more of the
             -------------------
following  shall,  at  the  option  of the Bank, constitute an event of default.

          (i) Borrower fails to pay any sum due on this Note within ten (10) days after the date it is due;

          (ii) Borrower shall fail to perform any other obligation when required to be performed by Borrower under this Note within ten (10) days after the date performance is due;

          (iii) Any warranty, representation or other written statement by or on behalf of Borrower, or any guarantor in any instrument furnished in compliance with or in reference to this Note be false or misleading in any material respect when made;

          (iv) Borrower or any guarantor shall generally not be paying debts as they become due or file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or any guarantor or of the whole or substantially all of Borrower's or any guarantors' property or of any collateral pledged as security for this Note; or if Borrower or any guarantor shall file a petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any State thereof, or any foreign country or subdivision thereof;

          (v) A court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or any guarantor or of the whole or substantially all of Borrower's or any guarantors' property, or any portion of the collateral pledged as security for this Note, or enter an order for relief against Borrower or any guarantor in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or grant relief under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof;

          (vi) Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower or any guarantor of all or substantially all of Borrower's or any guarantors' property or any portion of any collateral pledged as security for this Note;

          (vii) There is commenced against Borrower or any guarantor any proceeding for any of the foregoing relief or if a petition is filed against Borrower or any guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any State thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of sixty (60) days or if Borrower or any guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition;

          (viii) The Bank receives a notice to creditors with regard to a bulk transfer by Borrower or any guarantor pursuant to Article VI of the Uniform Commercial Code;

          (ix) Borrower or any guarantor fails to comply with any of the provisions set forth in the commitment letter from the Bank dated March 20, 1998, it being understood that the terms of said commitment letter are hereby incorporated in this Note and to the extent that any of the terms of the commitment letter are in conflict with the terms of this Note, the terms of this Note shall prevail;

          (x) Borrower fails to maintain or operate the business or dissolves the business or otherwise disposes of all or substantially all of the business assets;

          (xi) An "Event of Default", as said term is defined in any other Loan Documents, shall have occurred;

          (xii) Borrower or any guarantor fails to comply with the terms of or an event of default occurs under any other loan transaction or credit arrangement of any kind with the Bank:

          (xiii) There is a material adverse change in the financial condition of Borrower, any guarantor, the Real Property, Personal Property, or any material lease assigned to the Bank, then, and in any such event (an "Event of Default"), interest will accrue at the Default

Interest Rate, and the Bank may, at its option, refuse to make any further advances under this Note and/or declare the entire unpaid balance of this Note together with interest accrued thereon and any other sums due hereunder or under the Loan Documents, to be immediately due and payable and the Bank may proceed to exercise any rights or remedies that it may have under this Note or any other Loan Documents, or such other rights and remedies which the Bank may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to the Bank by paying:

          (1) the unpaid principal balance hereof as at the date of such payment, plus
          (2)     accrued  interest computed in the manner set forth above, plus

          (3) any Late Payment Charge and Prepayment Fee computed in the manner set forth above, plus

          (4) any other sum due and owing the Bank under this Note or any other Loan Document.

     (f)     COSTS  AND  EXPENSES ON DEFAULT. In addition to principal, interest
             -------------------------------
and any Late Payment Charge, the Bank shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral or in connection with any of the Bank's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Documents and by all other collateral held by the Bank as security for Borrower's obligations to the Bank.

     (g)     NO WAIVER BYTHEBANK. No failure by any Borrower or any guarantor of
             -------------------
the Loan to make any payments or comply with its obligations shall be deemed a waiver or release of Borrower's obligations hereunder. No failure on the part of the Bank or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the Loan evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the Loan evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which the Bank may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower and each endorser or any guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     (h)     FINANCIAL  INFORMATION.  Borrower  shall  at  all times keep proper
             ----------------------
books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles. In the event Borrower fails to pay when due any sums due the Bank under the terms of the Loan Documents or if Borrower defaults under any other term of the Loan Documents. Borrower, upon such failure or default and upon notification by the Bank, shall provide copies of Borrowers' personal and business annual financial statements and income tax returns, complete with all schedules, including but not limited to, the balance sheets as at the end of such fiscal year and the related income statements, statements of retained earnings and statements of changes in the financial position of the Borrower for such fiscal year. Borrower also agrees to furnish such additional information, reports or statements and such other financial information with respect to the Borrower, from time to time, at the request of the Bank, as the Bank may reasonably request.

     (i)     WAIVER  BY  BORROWER. Borrower, each endorser and all guarantors of
             --------------------
this Note hereby waive presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waive and renounce all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the United States Bankruptcy Code, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

     (j)     COMPLIANCE  WITH  USURY LAWS. It is the intention of the parties to
             ----------------------------
conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Borrower and the Bank, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to the Bank or the holder hereof, or collected by the Bank or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the Bank or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, any endorser, any guarantor and the Bank.

     (k)     GOVERNING  LAW;  SUBMISSION  TO  JURISDICTION. This Note shall be 6
             ---------------------------------------------
governed by and construed under the laws of the State of New York. Borrower, each endorser and all guarantors hereby submit to personal jurisdiction in said State for the enforcement of its obligations hereunder or under any other Loan Document and waives any and all personal rights under the law of any other state to object to jurisdiction within such State for the purposes of litigation to enforce such obligations of Borrower.

     (l)     WAIVER  OF JURY TRIAL. The Bank and the Borrower hereby waive trial
             ---------------------
by jury in any litigation in any court with respect to, in connection with, or arising out of this Note, any other Loan Document or the Loan, or any instalment or document delivered in connection with the Loan, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Bank.

     (m)     NOTICES  Any  notices  required  or permitted to be given hereunder
             -------
shall be: personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth herein or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

     (n)     LIABILITY  IFMORETHAN  ONE  BORROWER.  If  more  than one person or
             ------------------------------------
entity executes this Note as a Hot-rower, all of said persons or entities are jointly and severally liable hereunder.


     (o)     ENTIRE AGREEMENT. This Note and the other Loan Documents constitute
             ----------------
the entire understanding between Borrower, guarantors, and the Bank and to the extent that any writings not signed by the Bank or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note and the other Loan Documents, the same shall be null and void.

(p)     RENEWAL:  This  Note  is  given  in  renewal and not in repayment of the
        -------
following notes held by Lender: (a) a Note dated December 30, 1994 given by David A. White to Key Bank of New York in the amount of $75,000.00; (b) a Note dated December 21, 1995 given by Logisoft Computer Services, Inc. to Key Bank of New York in the amount of $104,000.00 and (c) a Note dated of even date herewith given by Logisoft Corp. to KeyBank National Association in the amount of $52,827.84, upon which Notes there is a present unpaid principal balance of $210,000.00.

     IN WITNESS WHEREOF, Borrower has executed this instrument the date first above written.

                                              LOGISOFT  CORP.



                                          By: /s/  Robert E. Lamy
                                              ------------------------------
                                              Robert  E.  Lamy,  President


STATE  OF  NEW  YORK)
COUNTY  OF  MONROE)  ss.:

     On  the  15  day of May, 1998, before me the subscriber personally appeared
              --
Robert E. Lamy, to me known and by me being duly sworn, did depose and say that he resides at and is the President of Logisoft Corp., the corporation described in and which executed the foregoing instrument, and that such person signed his name thereto by authorization of the Board of Directors of said corporation.

                                              /s/  David A. White
                                              -------------------------------
                                              Notary  Public

RECORD  AND  RETURN  TO:                              Tax Map Nos. 165.20-4-2and
                                                      165.20-4-1
Phillips, Lytle, Hitchcock,                           Premises  Known  As:
Blame  &  Huber,  LLP                                 Units  W-1  and  W-2
Attention: Karen A. DiNardo, Esq.                     6605 Pittsford Palmyra Rd.
Box  170                                              Fairport,  New  York

                     ASSUMPTION, CONSOLIDATION, MODIFICATION
                             AND EXTENSION AGREEMFNT


     THIS  AGREEMENT  made  and executed this 15 day of May, 1998 by and between
                                              --
KEYBANK NATIONAL ASSOCIATION, a national banking association, with a principal office located at 127 Public Square, Cleveland, Ohio 44114, (party of the first part), and LOGISOFT CORP., a New York corporation, with an address at 6605 Pittsford Palmyra Road, Fairport, New York 14450 (party of the second part),

                              W I T N E S S E T H:

     WHEREAS, the party of the first part is the holder of the following Mortgages and
Notes:

     1. Mortgage dated December 30, 1994 made and delivered by David A White to Key Bank of New York to secure a Note dated on even date therewith in the amount of Seventy-five Thousand and 00/100 Dollars ($75,000.00) which mortgage was recorded in the Monroe County Clerk's Office on December 30, 1994 in Liber 12465 of Mortgages, at page 144;

     2. Mortgage dated December 21, 1995 made and delivered by Logisoft Computer Products. Inc. to Key Bank of New York to secure a Note dated on even date therewith in the amount of One Hundred Four Thousand and 00/100 Dollars ($104,000.00) which mortgage was recorded in the Monroe County Clerk's Office on December 22, 1995 in Liber 12796 of Mortgages. at page 150.

          WHEREAS. party of the first part is also the holder of a certain Mortgage made and delivered by the party of the second part dated of even date herewith, securing a Note of even date herewith in the amount of Fifty Two Thousand Eight Hundred Twenty Seven and 84/100 Dollars ($52,827.84) covering the premises described therein, which mortgage is to he recorded in Monroe County Clerk's Office of even date herewith: and

          WHEREAS. Were is now due and owing to the date of this Agreement on the aforesaid notes and mortgages. the sum of One Hundred Fifty Seven Thousand One Hundred Seventy Two and 16/100 Dollars ($157,172.16) together with interest; and


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          WHEREAS,  the  party  of the second part is the owner in fee simple of the premises covered by said mortgages, which premises are commonly known as Units W-1 and W-2, 6605 Pittsford Palmyra Road. Town of Perinton. Monroe County, New York; and as more particularly described on Schedule A attached hereto; and

          WHEREAS, the party of the second part desires to ratify and assume the outstanding principal balance of the notes set forth above, together with interest thereon, and to modify and extend the same in accordance herewith and further to assume all obligations, terms, and provisions of said notes and the mortgages and collateral documents executed concurrently therewith, as modified hereby; and

          WHEREAS, the parties hereto desire to combine, consolidate and make equal and coordinate the liens of the mortgages hereinbefore described so that they shall form a single. coordinate, equal first lien on the said premises of Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00) and to spread the lien over the entire premises described in Schedule A hereto:


          NOW, THEREFORE, in consideration of the sum of $1.00 to each in hand paid, the receipt whereof is hereby acknowledged, and of the premises and other good and valuable consideration, it is hereby mutually covenanted and agreed by and between the parties hereto as follows:

     1. That the above described mortgages be, and the same hereby are combined. consolidated and made equal and coordinate liens on the premises described in Schedule A hereto, without priority of any one over any other indebtedness secured by the said mortgages, so that together they shall constitute in law but one first mortgage.

     2. That and the party of the first part does hereby extend and modify the terms of payment of the principal indebtedness secured by the said mortgages, and the party of the second part ratifies and assumes the indebtedness and agrees that it shall be obligated to and promises to pay to the party of the first part, or order, at its address above, the principal sum remaining unpaid as aforesaid namely, Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00) with interest thereon at the rates and to be repaid in the manner set forth in a Renewal Promissory Note executed simultaneously herewith.

     3. That the lien of the mortgages as consolidated and modified by this Agreement is spread to cover and be a lien on all of premises described in Schedule A attached hereto.

     4. It is expressly agreed that the combined and consolidated indebtedness evidenced by this Agreement and secured by the combined. consolidated, co-equal and coordinate liens on the premises hereinbefore mentioned is to be repaid in accordance with, and the rights and obligations of the parties shall be governed by. the terms, agreements, provisions, covenants and conditions contained in the mortgage executed concurrently herewith and to be recorded in the Office of the Clerk of the County of Monroe on even date herewith, the Renewal Promissory Note, this Agreement and the collateral loan documents executed concurrently herewith, all of which are hereby made a part of this Agreement to the same extent and of the same effect as if the terms thereof were fully set forth herein and all of which shall supersede and control over all of the provisions set forth in the aforesaid prior notes, mortgages and the collateral documents executed concurrently therewith.

     The party of the second part further covenants with the party of the first part that the mortgages referenced in this Agreement are recorded in the Office of the Clerk of the County of Monroe and constitute a good and valid combined, consolidated and coordinate first priority lien on the premises described herein.

     This  Agreemcnt  cannot  be  changed  orally.

     The obligations of the parties of the second part shall be joint and several.

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by its duly authorized representatives or officers and its corporate seal to be affixed, if applicable, on the day and year first above written.


                                                KEYBANK  NATIONAL  ASSOCIATION
                                                a national banking association


                                                By: /s/  Kathryn  R.  Rucinski
                                                    --------------------------
                                                    Kathryn  R.  Rucinski
                                                    Vice  President



                                                LOGISOFT  CORP.
                                                a  New  York  corporation


                                                By: /s/  Robert E. Lamy
                                                    ---------------------------
                                                    Robert E. Lamy, President

STATE  OF  NEW  YORK)
COUNTY  OF  MONROE)  ss.:

     On  this  15  day  of May, 1998, before me came Kathryn R . Rucinski, to me
               --
known and who, being by me duly sworn, did depose and say that she resides at Rochester New York, that she is a Vice President of KeyBank National
--------
Association, the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                                                   /s/  David A. White
                                                   ---------------------------
                                                   Notary  Public



STATE  OF  NEW  YORK)
COUNTY  OF  MONROE)   ss.:

     On this 15 day of May, 1998, before me came Robert E. Lamy, to me known and
             --
who, being by me duly sworn, did depose and say that he resides at Fairport, New
                                                                   -------------
York  that  he  is  the  President  of  Logisoft Corp., the New York corporation
----
described in and which executed the foregoing instrument: and that he signed his name thereto by order of the Board of Directors of said corporation.

                                    /s/  David A. White
                                    --------------------------------------
                                    Notary  Public  DAVlD  A.  WHITE
                                          NOTARY PUBLIC, STATE OF NEW YORK
                                          QUALIFIED  IN MONROE  COUNTY
                                          COMMISSlON EXPIRES JULY 31, 1999

                                SCHEDULE  A

PARCEL  I:
----------

The Unit designated as Unit No. W-1 together with the undivided interest int be common elements as described in the Declaration comprising the Condominium known as Black Watch Office Park Condominium located in the Town of Perinton, County of Monroe, New York, (hereinafter called the "Property") made under the Condominium Act of the State of New York, as amended (Article 9-B of the Real Property Law of the State of New York), dated September 22, 1986 and recorded in the Office of the County Clerk of Monroe County on the 22nd day of September, 1.986, in Liber 6979 of Deeds, at page 224 (hereinafter called the "Declaration"), which unit is also designated as Tax Account No. 165-200-04-001 on the Floor Plans of the Buildings, certified by John Bigenwald, P.E., and filed simultaneously with said Declaration in the Office of the County Clerk of Monroe County in Civil Action File NO. 11636/86 (hereinafter called the "Unit"). The land area of the property is described as follows:

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town at Perinton, Monroe County, New York, being part of Lot #46, Township 12, Range 4, and more particularly bounded and described as follows: beginning at a point which is described by commencing at the intersection of the south line of Pittsford-Palmyra Road with the north end of the curve at the east line of Black Watch Trail; thence running S 66 13' 20" E along the south line of Pittsford-Palmyra Road a distance of 130.04 feet to the place of beginning of the parcel hereby intended to be described; thence (1) running S 66 13' 20" E along the south line of Pittsford-Palmyra Road a distance of 195.45 feet to an angle point therein; thence (2) running S 80 16' 59" E along the south line of Pittsford-Palmyra Road a distance of 65.86 feet to an angle point therein; thence (3) running S 66 13' 20" E along the south line of Pittsford-Palmyra Road a distance of 125.47 feet to a point; thence (4) running S 21 17' 40" W a distance of 317.38 feet to a point; thence (5) running N 66 08' 20" W a distance of 400.00 feet to a point; thence (6) running N 23 51' 40" E a distance of
300.50  feet to the place of beginning, all as shown on a survey made by Dominic
J.  Parrone  &  Associates,  P.C.,  dated  April  15,  1985.

TOGETHER with all rights and interest contained or acquired under the Declaration of Covenants, Easements and Restrictions recorded in the Monroe County Clerk's Office on September 22, 1986 in Liber 6979 of Deeds, at page 224.

PARCEL  II:
-----------

Conveys all that tract or parcel of land situate in the Town of Perinton, Monroe County, New York and more particularly described as Unit No. W-2, together with the undivided interest in the Common Elements as described in the Declaration comprising the Condominium known as Black Watch Office Park Condominium located in the Town of Perinton, County of Monroe, State of New York, (hereinafter called the "Property" made under the Condominium Act of the State of New York, as amended (Article 9-B of the Real Property Law of the State of New York), dated September 22, 1986, and recorded in the Office of the County Clerk of Monroe County on the 22nd day of September, 1986, in Liber 6979 of Deeds, page 224 (hereinafter called the "Declaration") which Unit is also designated as Tax Account No. 165.200-04-002, attached to the floor plans of the buildings, certified by John Rigenwald P.E. and filed similtaneously with said Declaration in the Office of the County Clerk of Monroe County in Civil Action File No. 11636/86 (hereinafter called the "Unit"). The land area of the property is described as follows:

All that tract or parcel of land situate in the Town of Perinton, Monroe County, New York, being part of Lot #46, Township 12, Range 4, and more particularly bounded and described as follows:

Beginning at a point which is described by commencing at the intersection of the south line of Pittsford-Palmyra Road with the end of the curve at the east line of Black Watch Trail; thence running S 66 13' 20" E, along the south line of Pittsford-Palmyra Road a distance of 130.04 feet to the place of beginning of the parcel hereby intended to be described; thence (1) running S 66 13' 20" E along the south line of Pittsford-Palmyra Road a distance of 196.45 feet to an angle point therein; thence (2) running S. 80 16' 59" E, along the south line of Pittsford-Palmyra Road a distance of 65.86 feet to an angle point therein; thence (3) running S 66 13' 20" E, along the south line of Pittsford-Palinyra Road a distance of 125.47 feet to a point; thence (4) running S 21 17' 40" W, a distance of 317.38 feet to a point; thence (5) running N 66 08' 20" W a distance of 400.00 feet to a point; thence (6) running N 23 51' 40" E a distance of
300.50  feet to the place of beginning, all as shown on a survey made by Dominic
J.  Parrone  and  Associates,  P.C.  dated  April  15,  1985.

TOGETHER with all rights and interest contained or acquired under the Declaration of Covenants, Easements and Restrictions recorded in the Monroe County Clerk's Office on September 22, 1986 in Liber 6979 of Deeds, at page 224.